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                    LANGUAGE ON FRONT OF PROXY CARD

                    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Ralston Purina      FOR ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 9,
Company             1995 AT 2:30 P.M., HYATT REGENCY HOTEL, ST. LOUIS UNION
                    STATION, 1820 MARKET ST., ST. LOUIS, MO.

The undersigned hereby appoints Messrs. William P. Stiritz and James
M. Neville, and either of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Ralston Purina Company on February 9, 1995, and any adjournment thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified below and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy relates to ALL shares owned by the undersigned, including any common stock held in the undersigned's account under the Dividend Reinvestment Plan. Each share of RPG Stock is entitled to one vote; each share of CBG Stock is entitled to .107 vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

           Proxy #      Shares Owned
CBG

RPG

IMPORTANT -- PLEASE SIGN AND DATE ON BACK OF CARD. RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

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                       LANGUAGE ON BACK OF PROXY CARD


1.      Election of Directors:  David R. Banks, M. Darrell Ingram,
         John F. McDonnell

      /  / FOR all nominees listed.
      /  / FOR all nominees listed except ______________________________.
      /  / WITHHOLD AUTHORITY to vote for all nominees listed.

2. Ratification of appointment of Price Waterhouse as independent accountants.
      /  /FOR  /  /AGAINST  /  /ABSTAIN

                                                Shareholder(s), please
                                                sign below exactly
                                                as name(s) appears on
                                                front of card; in
                                                the case of joint
                                                holders, all should
                                                sign.

                                         _________________________________

                                         _________________________________

                                         __________________________________
                                         Signature(s)(Title(s), if applicable)

                                         Date _____________________________

The Board of Directors recommends a vote FOR proposals 1 and 2 above.